SCHEDULE D

TO THE CUSTODIAN AGREEMENT BETWEEN

THE HIRTLE CALLAGHAN TRUST

AND STATE STREET BANK AND TRUST COMPANY

Effective as of December 15, 2015

Funds
The Value Equity Portfolio
The Institutional Value Equity Portfolio
The Growth Equity Portfolio
The Institutional Growth Equity Portfolio
The Small Capitalization – Mid Capitalization Equity Portfolio
The Institutional Small Capitalization – Mid Capitalization Equity Portfolio
The Real Estate Securities Portfolio
The Commodity Returns Strategy Portfolio
The ESG Growth Portfolio
The Catholic SRI Growth Portfolio
The International Equity Portfolio
The Institutional International Equity Portfolio
The Emerging Markets Portfolio
The Core Fixed Income Portfolio
The Fixed Income Opportunity Portfolio
The U.S. Government Fixed Income Securities Portfolio
The Inflation Protected Securities Portfolio
The U.S. Corporate Fixed Income Securities Portfolio
The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio
The Short-Term Municipal Bond Portfolio
The Intermediate Term Municipal Bond Portfolio
The Intermediate Term Municipal Bond II Portfolio

Amended December 10, 2009 – Add The Commodity Related Securities Portfolio & The Intermediate Term Municipal Bond II Portfolio.

Amended June 8, 2010 – Add The U.S. Government Fixed Income Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio & The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio.

Amended October 21, 2010 – Reflect the name change of The Fixed Income II Portfolio to The Core Fixed Income Portfolio.

Amended July 29, 2011- Reflect the name change of The Commodity Related Securities Portfolio to The Commodity Returns Strategy Portfolio.

Amended December 15, 2015 – Reflect the name change of The Small Capitalization Equity Portfolio to The Small Capitalization – Mid Capitalization Equity Portfolio, reflect the name change of The Institutional Small Capitalization Equity Portfolio to The Institutional Small Capitalization – Mid Capitalization Equity Portfolio, and add The Inflation Protected Securities Portfolio, The ESG Growth Portfolio and The Catholic SRI Growth Portfolio.